UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2015

Millennium Investment & Acquisition Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

811-22156
(Commission File Number)

20-4531310
(IRS Employer Identification No.)

301 Winding Road
Old Bethpage, NY 11804
 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Millennium Investment & Acquisition Company Inc. (the “Registrant”) today announced that on February 12, 2015 it received the unaudited condensed consolidated financial statements of its sole, principal investment, SMC Global Securities Limited (“SMC Global”), an Indian company, as of and for the quarter ended December 31, 2014 (the “Financial Statements”). A copy of the Financial Statements as received by the Registrant is attached hereto as Exhibit 99.1.

The Financial Statements are not the financial statements of the Registrant. The Registrant’s principal asset is its ownership of an equity interest in SMC Global.

Item 8.01 Other Events.

Based on the Financial Statements, as of today, February 17, 2015, MIAC has updated its valuation of its position in SMC Global to $8,568,568, as reviewed and approved by MIAC’s board of directors. The valuation and methodology used by MIAC is provided in the following table:

Valuation Based on Multiple of Net Income
TTM Net Income	6,919,000
Valuation Multiple	11
SMC Global Valuation	76,109,000
MIAC Ownership	13%
Liquidity Discount	15%
Value of MIAC Position	8,410,045

Valuation Based on Multiple of Revenue
TTM Revenue	69,989,000
Revenue Valuation Multiple	1.61
SMC Global Valuation	112,682,290
MIAC Ownership	13%
Liquidity Discount	15%
Value of MIAC Position	12,451,393

Valuation Based on Book Value
Assets	157,610,000
Liabilities	74,328,000
Book Value	83,282,000
Book Value Valuation Multiple	1.00
SMC Global Valuation	83,282,000
MIAC Ownership	13%
Liquidity Discount	15%
Value of MIAC Position	9,202,661

Weighting of Valuation
Valuation Based on Multiple of Net Income	80%
Valuation Based on Multiple of Revenue	0%
Valuation Based on Book Value	20%
Valuation	8,568,568

Change in Valuation from 12/31/14
Valuation at 12/31/14	7,616,080
Increase in Value of SMC	952,488
Per MIAC Share	0.12

In addition, today, February 17, 2015, the Registrant issued a press release announcing the receipt of the Financial Statements and its updated valuation of its position in SMC Global. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Condensed Consolidated Financial Statements of SMC Global Securities Limited as of and for the quarter ended December 31, 2014

99.2	Press release dated February 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Investment & Acquisition Company, Inc.

Date: February 17, 2015	By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer